As filed with the Securities and Exchange Commission on March 14, 2012

Registration No. 2-48770

Registration No. 33-11879

Registration No. 333-77318

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post Effective Amendment No. 1 to

Form S-8 Registration Statement No. 2-48770

Post Effective Amendment No. 1 to

Form S-8 Registration Statement No. 33-11879

Post Effective Amendment No. 2 to

Form S-8 Registration Statement No. 333-77318

Under The Securities Act of 1933

AMERICAN BILTRITE INC.

(Exact name of registrant as specified in its charter)

Delaware	04-1701350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
57 River Street Wellesley Hills, MA 02481-2097 (Address of principal executive offices) (zip code)

American Biltrite Inc. Qualified Stock Option Plan

American Biltrite Inc. 1985 Stock Option Plan

American Biltrite Inc. 1993 Stock Award and Incentive Plan

(Full titles of the plans)

Henry W. Winkleman, Esq.

Vice President, Corporate Counsel and Secretary

American Biltrite Inc.

57 River Street

Wellesley Hills, MA 02481-2097

(Name and address of agent for service)

(781) 237-6655

(Telephone number, including area code, of agent for service)

Copies to:

Louis A. Goodman, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Beacon Street, 31st Floor

Boston, MA 02108

(617) 573-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐    Accelerated filer ☐    Non-Accelerated filer ☐    Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 of American Biltrite Inc. (the “Company”) (the “Registration Statements”):

File No. 2-48770 pertaining to the registration of 250,000 shares of common stock of the Company in connection with the Company’s Qualified Stock Option Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on August 3, 1973;

File No. 33-11879 pertaining to the registration of 150,000 shares of common stock of the Company in connection with the Company’s 1985 Stock Option Plan, which was filed with the SEC on February 10, 1987; and

File No. 333-77318 pertaining to the registration of 200,000 shares of common stock of the Company in connection with the Company’s 1993 Stock Award and Incentive Plan, which was filed with the SEC on April 4, 1994, as amended by the Post-Effective Amendment No. 1 filed on June 30, 1994.

The offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on March 14, 2012.

American Biltrite Inc.

By      /s/ Howard N. Feist III

Howard N. Feist III

Vice President-Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated as of March 14, 2012.

Signature	Title

/s/ Roger S. Marcus	Chairman of the Board, Chief Executive
Roger S. Marcus	Officer and Director (Principal Executive
Officer)

/s/ Richard G. Marcus	President, Chief Operating Officer and
Richard G. Marcus	Director

/s/ William M. Marcus	Executive Vice President, Treasurer and
William M. Marcus	Director

/s/ Leo R. Breitman	Director
Leo R. Breitman

/s/ John C. Garrels III	Director
John C. Garrels III

/s/ Mark N. Kaplan	Director
Mark N. Kaplan

/s/ James S. Marcus	Director
James S. Marcus

/s/ Mark S. Newman	Director
Mark S. Newman

/s/ Kenneth I. Watchmaker	Director
Kenneth I. Watchmaker

/s/ Howard N. Feist III	Vice President-Finance, Chief Financial
Howard N. Feist III	Officer (Principal Financial Officer and
Principal Accounting Officer)